RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR


                           RFMSI SERIES 2004-S2 TRUST
                                     ISSUER


                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-S2

         $ 2,149,346                 0.00%            CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                   Prospectus Supplement dated March 23, 2004
                                       to
                         Prospectus dated July 24, 2003

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated March 23, 2004.

     The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

     UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 68.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

     In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:

                            CREDIT SCORE DISTRIBUTION

                                 NUMBER OF                  PERCENTAGE    AVERAGE     WEIGHTED
                                 MORTGAGE      PRINCIPAL    OF MORTGAGE  PRINCIPAL  AVERAGE LTV
CREDIT SCORE RANGE                 LOANS        BALANCE       LOANS       BALANCE      RATIO
---------------------------      ---------  --------------  ----------   ---------  -----------
499 or less................              3  $      557,018        0.19%  $ 185,673        77.19%
520 - 539..................              1         113,562        0.04     113,562        79.00
540 - 559..................              1         295,757        0.10     295,757        75.00
560 - 579..................              2         729,152        0.25     364,576        71.59
580 - 599..................              3       1,234,358        0.42     411,453        50.53
600 - 619..................              7       2,778,083        0.95     396,869        62.41
620 - 639..................             11       3,379,528        1.16     307,230        70.58
640 - 659..................             17       6,543,444        2.25     384,908        72.60
660 - 679..................             26       9,354,713        3.21     359,797        73.64
680 - 699..................             39      14,615,808        5.02     374,764        66.01
700 - 719..................             60      24,422,582        8.39     407,043        68.11
720 - 739..................             58      26,043,796        8.94     449,031        68.53
740 - 759..................             75      33,186,304       11.40     442,484        65.59
760 - 779..................            114      49,455,655       16.98     433,822        66.09
780 - 799..................            156      69,081,242       23.72     442,828        66.38
800 or greater.............            110      49,306,015       16.93     448,236        63.64
                                 ---------  --------------  ----------   ---------  -----------
Subtotal with Credit Score.            683  $  291,097,016       99.96%  $ 426,204        66.46%
Not Available..............              1         115,694        0.04     115,694        45.00
                                 ---------  --------------  ----------   ---------  -----------
     Total..................           684  $  291,212,710      100.00%  $ 425,750        66.45%
                                 =========  ==============  ==========

As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 755.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.

                                 MORTGAGE RATES

                                                                               WEIGHTED     WEIGHTED
                           NUMBER OF                  PERCENTAGE    AVERAGE     AVERAGE      AVERAGE
                           MORTGAGE      PRINCIPAL    MORTGAGE OF  PRINCIPAL    CREDIT    LOAN-TO-VALUE
MORTGAGE RATES (%)           LOANS        BALANCE        LOANS      BALANCE      SCORE       RATIO
----------------------     ---------   ------------   ----------   ---------   --------   -------------
5.250 - 5.374.........             1   $    282,282         0.10%  $ 282,282        740           58.00%
5.375 - 5.499.........             6      2,062,994         0.71     343,832        753           56.90
5.500 - 5.624.........            22     11,036,186         3.79     501,645        757           66.84
5.625 - 5.749.........            78     35,828,129        12.30     459,335        765           66.37
5.750 - 5.874.........           169     73,564,702        25.26     435,294        761           64.61
5.875 - 5.999.........           257    108,501,857        37.26     422,186        755           66.40
6.000 - 6.124.........            74     30,724,974        10.55     415,202        757           68.04
6.125 - 6.249.........            37     14,990,286         5.15     405,143        737           70.10
6.250 - 6.374.........            19      7,963,987         2.73     419,157        739           69.98
6.375 - 6.499.........             8      2,661,746         0.91     332,718        691           73.14
6.500 - 6.624.........             7      2,389,200         0.82     341,314        713           67.91
6.625 - 6.749.........             2        207,262         0.07     103,631        520           73.54
6.750 - 6.874.........             3        832,963         0.29     277,654        655           76.26
6.875 - 6.999.........             1        166,141         0.06     166,141        587           65.00
                           ---------   ------------   ----------   ---------   --------   -------------
     Total............           684   $291,212,710       100.00%  $ 425,750        755           66.45%
                           =========   ============   ==========


As of March 1, 2005, the weighted average mortgage rate was approximately 5.8443% per annum.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                       WEIGHTED     WEIGHTED
                                   NUMBER OF                  PERCENTAGE    AVERAGE     AVERAGE      AVERAGE
ORIGINAL MORTGAGE LOAN             MORTGAGE      PRINCIPAL    MORTGAGE OF  PRINCIPAL    CREDIT    LOAN-TO-VALUE
BALANCE ($)                          LOANS        BALANCE        LOANS      BALANCE      SCORE       RATIO
-----------------------------      ---------   ------------   ----------   ---------   --------   -------------
   100,000 or less...........              7   $    529,097         0.18%  $  75,585        729           70.09%
   100,001 - 200,000.........             59      8,837,123         3.03     149,782        708           70.37
   200,001 - 300,000.........             47     11,403,875         3.92     242,636        720           65.14
   300,001 - 400,000.........            168     60,662,067        20.83     361,084        758           66.92
   400,001 - 500,000.........            208     91,342,817        31.37     439,148        761           67.13
   500,001 - 600,000.........            108     58,557,018        20.11     542,195        757           67.33
   600,001 - 700,000.........             58     36,779,852        12.63     634,135        757           64.33
   700,001 - 800,000.........             14     10,280,987         3.53     734,356        743           65.75
   800,001 - 900,000.........              6      4,993,490         1.71     832,248        764           59.74
   900,001 - 1,000,000.......              9      7,826,384         2.69     869,598        750           60.78
                                   ---------   ------------   ----------   ---------   --------   -------------
     Total...................            684   $291,212,710       100.00%  $ 425,750        755           66.45%
                                   =========   ============   ==========


                               ORIGINAL LTV RATIOS

                                                                                       WEIGHTED
                                   NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE
                                   MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT
ORIGINAL LTV RATIO (%)               LOANS        BALANCE        LOANS      BALANCE      SCORE
------------------------           ---------   ------------   ----------   ---------   --------
00.01 - 50.00...........                  86   $ 38,792,289        13.32%  $ 451,073        760
50.01 - 55.00...........                  49     20,839,223         7.16     425,290        765
55.01 - 60.00...........                  62     25,842,798         8.87     416,819        763
60.01 - 65.00...........                  65     29,155,699        10.01     448,549        758
65.01 - 70.00...........                 112     49,631,221        17.04     443,136        757
70.01 - 75.00...........                  99     41,779,689        14.35     422,017        750
75.01 - 80.00...........                 195     81,104,597        27.85     415,921        749
80.01 - 85.00...........                   5      1,009,528         0.35     201,906        775
85.01 - 90.00...........                   6      1,809,193         0.62     301,532        731
90.01 - 95.00...........                   5      1,248,471         0.43     249,694        720
                                   ---------   ------------   ----------   ---------   --------
      Total.............                 684   $291,212,710       100.00%  $ 425,750        755
                                   =========   ============   ==========


The weighted average LTV ratio at origination of the mortgage loans was approximately 66.45%.

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                  WEIGHTED     WEIGHTED
                             NUMBER OF                  PERCENTAGE     AVERAGE     AVERAGE      AVERAGE
                             MORTGAGE     PRINCIPAL     OF MORTGAGE   PRINCIPAL    CREDIT    LOAN-TO-VALUE
STATE                          LOANS       BALANCE         LOANS       BALANCE      SCORE       RATIO
------------------------     ---------  -------------   ----------   -----------  --------   -------------
Alabama.................             4  $   1,603,687         0.55%  $   400,922       762           77.57%
Arizona.................            12      4,719,680         1.62       393,307       769           71.01
California..............           306    136,098,105        46.73       444,765       763           64.08
Colorado................            11      3,250,283         1.12       295,480       751           74.12
Connecticut.............            22      8,574,122         2.94       389,733       742           68.59
District of Columbia....             5      2,458,761         0.84       491,752       762           62.67
Florida.................             8      2,488,115         0.85       311,014       765           61.69
Georgia.................             7      3,066,597         1.05       438,085       752           80.03
Hawaii..................             2        669,331         0.23       334,665       762           59.01
Iowa....................             2        801,931         0.28       400,965       746           72.22
Idaho...................             1        105,220         0.04       105,220       758           80.00
Illinois................            34     17,241,191         5.92       507,094       753           61.67
Kansas..................             1        586,195         0.20       586,195       774           73.00
Kentucky................             3      1,010,807         0.35       336,936       736           78.59
Louisiana...............             5      2,368,904         0.81       473,781       719           64.99
Massachusetts...........            25     11,422,931         3.92       456,917       736           67.19
Maryland................            24     10,601,249         3.64       441,719       723           69.53
Michigan................            10      3,469,119         1.19       346,912       762           73.81
Minnesota...............             8      3,182,160         1.09       397,770       745           67.57
Missouri................             1        420,496         0.14       420,496       771           71.00
Mississippi.............             2        751,745         0.26       375,873       737           79.85
Montana.................             1        639,928         0.22       639,928       816           35.00
North Carolina..........            12      3,237,345         1.11       269,779       757           69.86
Nebraska................             1        370,246         0.13       370,246       778           79.00
New Jersey..............            17      6,394,183         2.20       376,128       764           67.14
New Mexico..............             7      2,350,974         0.81       335,853       742           68.85
Nevada..................             5      1,429,658         0.49       285,932       746           52.89
New York................            18      7,131,107         2.45       396,173       768           64.62
Ohio....................             6      2,723,653         0.94       453,942       742           72.03
Oregon..................             9      4,089,871         1.40       454,430       765           68.41
Pennsylvania............            12      4,544,541         1.56       378,712       741           75.57
South Carolina..........             3        700,924         0.24       233,641       734           67.38
Tennessee...............             4      1,582,394         0.54       395,599       738           72.48
Texas...................            36     14,771,445         5.07       410,318       720           68.27
Utah....................             4      1,360,488         0.47       340,122       753           71.90
Virginia................            40     18,412,900         6.32       460,323       763           71.25
Washington..............            15      6,102,227         2.10       406,815       750           73.68
Wisconsin...............             1        480,197         0.16       480,197       779           48.00
                             ---------  -------------   ----------   -----------  --------   -------------
     Total............             684  $ 291,212,710       100.00%  $   425,750       755           66.45%
                             =========  =============   ==========


---------

     No more than 1.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Illinois and no more than 0.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Illinois.

                       LOAN PURPOSE OF THE MORTGAGE LOANS


                               NUMBER                                           WEIGHTED
                                 OF                     PERCENTAGE    AVERAGE    AVERAGE  WEIGHTED
                              MORTGAGE    PRINCIPAL     OF MORTGAGE  PRINCIPAL   CREDIT    AVERAGE
LOAN PURPOSE                    LOANS      BALANCE         LOANS      BALANCE     SCORE   LTV RATIO
---------------------------   --------  -------------   ----------   ---------  --------  ---------
Purchase...................        170  $  76,717,390        26.34%   $451,279       753      74.75%
Rate/Term Refinance........        394    164,510,663        56.49     417,540       757      64.30
Equity Refinance...........        120     49,984,657        17.16     416,539       753      60.78
                              --------  -------------   ----------   ---------  --------  ---------
     Total.................        684  $ 291,212,710       100.00%   $425,750       755      66.45%
                              ========  =============   ==========


             MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                  WEIGHTED
                              NUMBER OF                  PERCENTAGE    AVERAGE     AVERAGE    WEIGHTED
                              MORTGAGE      PRINCIPAL    OF MORTGAGE  PRINCIPAL    CREDIT     AVERAGE
DOCUMENTATION TYPE              LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
---------------------------   ---------   ------------   ----------   ---------   --------   ---------
Full Documentation.........         558   $243,818,171        83.73%  $ 436,950        756       67.76%
Reduced Documentation......         126     47,394,539        16.27     376,147        751       59.72
                              ---------   ------------   ----------   ---------   --------   ---------
     Total.................         684   $291,212,710       100.00%  $ 425,750        755       66.45%
                              =========   ============   ==========


     No more than 44.8% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

     Approximately 9.2% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.

                      OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                  NUMBER                                           WEIGHTED
                                    OF                    PERCENTAGE    AVERAGE     AVERAGE    WEIGHTED
                                 MORTGAGE    PRINCIPAL    OF MORTGAGE  PRINCIPAL    CREDIT     AVERAGE
OCCUPANCY TYPE                     LOANS      BALANCE        LOANS       BALANCE     SCORE    LTV RATIO
---------------------------      --------  -------------  ----------   ----------  --------   ----------
Primary Residence..........           676  $ 288,024,453       98.91%  $  426,072       755        66.50%
Second/Vacation............             8      3,188,257        1.09      398,532       754        62.08
                                 --------  -------------  ----------   ----------  --------   ----------
     Total.................           684  $ 291,212,710      100.00%  $  425,750       755        66.45%
                                 ========  =============  ==========

                            MORTGAGED PROPERTY TYPES

                                   NUMBER                                          WEIGHTED
                                     OF                    PERCENTAGE    AVERAGE    AVERAGE  WEIGHTED
                                  MORTGAGE    PRINCIPAL    OF MORTGAGE  PRINCIPAL   CREDIT    AVERAGE
PROPERTY TYPE                       LOANS      BALANCE        LOANS      BALANCE     SCORE   LTV RATIO
-----------------------------     --------  -------------  ----------   ---------  --------  ---------
Single Family Detached.......          523  $ 221,614,199       76.10%  $ 423,737       755      66.05%
Planned Unit Developments
(detached)...................          126     56,582,369       19.43     449,066       759      67.21
Condo Low-Rise (less than 5
(stories)....................           20      7,512,498        2.58     375,625       744      70.22
Two- to four-family Units....            7      2,228,243        0.77     318,320       718      62.66
Planned Unit Developments
(attached)...................            5      1,719,228        0.59     343,846       734      69.02
Townhouse....................            2        929,125        0.32     464,563       803      80.00
Condo Mid-Rise (5 to 8 stories)          1        627,047        0.22     627,047       676      80.00
                                  --------  -------------  ----------   ---------  --------  ---------
    Total....................          684  $ 291,212,710      100.00%  $ 425,750       755      66.45%
                                  ========  =============  ==========

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENTAGE    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL    OF MORTGAGE  PRINCIPAL    CREDIT     AVERAGE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
---------------------------------       ---------   ------------   ----------   ---------   --------   ---------
4.970............................               1   $    282,282         0.10%  $ 282,282        740       58.00%
5.095............................               6      2,062,994         0.71     343,832        753       56.90
5.220............................              22     11,036,186         3.79     501,645        757       66.84
5.345............................              78     35,828,129        12.30     459,335        765       66.37
5.470............................             169     73,564,702        25.26     435,294        761       64.61
                                        ---------   ------------   ----------   ---------   --------   ---------
    Total........................             276   $122,774,294        42.16%  $ 444,834        762       65.18%
                                        =========   ============   ==========

     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.752744054%.

     The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                    CLASS A-P CERTIFICATES
                                                -------------------------------
                                                 0%    100%   300%   400%  500%
                                                ----   ----   ----   ----  ----
DISTRIBUTION DATE
-----------------
April 2005 ...................................  100%   100%   100%   100%   100%
April 2006 ...................................   99     94     85     80     75
April 2007 ...................................   97     87     68     60     52
April 2008 ...................................   95     80     55     45     36
April 2009 ...................................   94     74     44     33     25
April 2010 ...................................   92     68     36     25     17
April 2011 ...................................   90     63     29     19     12
April 2012 ...................................   88     58     23     14      8
April 2013 ...................................   86     53     18     10      5
April 2014 ...................................   84     49     15      8      4
April 2015 ...................................   81     44     12      6      3
April 2016 ...................................   79     40      9      4      2
April 2017 ...................................   76     37      7      3      1
April 2018 ...................................   73     33      6      2      1
April 2019 ...................................   70     30      5      2      1
April 2020 ...................................   67     27      4      1      *
April 2021 ...................................   64     24      3      1      *
April 2022 ...................................   60     21      2      1      *
April 2023 ...................................   56     19      2      *      *
April 2024 ...................................   52     16      1      *      *
April 2025 ...................................   48     14      1      *      *
April 2026 ...................................   44     12      1      *      *
April 2027 ...................................   39     10      1      *      *
April 2028 ...................................   34      8      *      *      *
April 2029 ...................................   29      7      *      *      *
April 2030 ...................................   23      5      *      *      *
April 2031 ...................................   17      3      *      *      *
April 2032 ...................................   11      2      *      *      *
April 2033 ...................................    4      1      *      *      *
April 2034 ...................................    0      0      0      0      0
Weighted Average Life in Years** (to Maturity)  18.0   10.3   4.8    3.7    2.9

------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                                    DISCOUNT MORTGAGE    NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ----------------
Aggregate principal balance ....................    $  123,769,070.15   $ 172,921,420.42
Weighted average mortgage rate .................         5.6841254329%            5.9631%
Weighted average servicing fee rate.............         0.2800000000%            0.3300%
Weighted average original term to maturity
(months) .......................................                  360                359
Weighted average remaining term
to maturity (months) ...........................                  343                343

     The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

  ASSUMED PURCHASE PRICE         0%      100%     300%     400%     500%
---------------------------     ----     ----     ----    -----    -----
$1,555,485 ................     1.9%     3.5%     8.0%    10.5%    13.2%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "300% PSA" assumes prepayment rates equal to 300% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

     The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.

                     JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                  --------------------------------------------------------------------------------------
                                       BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                                     LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                                  -------------------------------------------------------------------------------------
                                                              (Dollar Amounts in Thousands)
Total Loan Portfolio..........        159,458    $41,799,848        156,842   $ 41,837,077        142,330    $38,092,093
Period of Delinquency
  30 to 59 days...............          2,081        485,414          2,147        488,965          1,968        469,058
  60 to 89 days...............            297         66,720            336         72,625            327         75,698
  90 days or more.............            301         69,148            307         68,860            333         76,136
Foreclosures Pending..........            419        100,940            340         81,219            350         91,964
Total Delinquent Loans........          3,098    $   722,221          3,130     $  711,669          2,978    $   712,856
Percent of Loan
    Portfolio.................         1.943%         1.728%         1.996%         1.701%         2.092%         1.871%

                                     AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  --------------------------------------------------------------------------------------
                                      BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                                     LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                                  -------------------------------------------------------------------------------------
                                                              (Dollar Amounts in Thousands)
Total Loan Portfolio..........        104,754    $29,652,506         61,336   $ 19,562,648         51,674    $17,633,235
Period of Delinquency
  30 to 59 days...............          1,391        350,118            813        202,438            354        101,882
  60 to 89 days...............            256         59,355            180         37,722             80         18,514
  90 days or more.............            277         67,047            229         51,671             99         22,840
Foreclosures Pending..........            333         80,326            243         58,402            139         31,349
Total Delinquent Loans........          2,257    $   556,846          1,465   $    350,233            672    $   174,585
Percent of Loan
    Portfolio.................         2.155%         1.878%         2.388%         1.790%         1.300%         0.990%

------------------------
o    The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

          JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                  --------------------------------------------------------------------------------------
                                       BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                                     LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                                  -------------------------------------------------------------------------------------
                                                              (Dollar Amounts in Thousands)
Total Loan Portfolio..........         31,572    $ 5,733,023         29,442     $5,424,670         26,174    $ 4,923,160
Period of Delinquency
  30 to 59 days...............            476         87,173            481         80,450            436         72,245
  60 to 89 days...............             72         13,317             85         14,464             71         13,138
  90 days or more.............             68         14,146             57         12,443             64         12,292
Foreclosures Pending..........            113         23,846             87         17,435             79         22,361
Total Delinquent Loans........            729    $   138,482            710     $  124,791            650    $   120,036
Percent of Loan
    Portfolio.................         2.309%         2.416%         2.412%         2.300%         2.483%         2.438%

                                     AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                  -------------------------------------------------------------------------------------
                                     BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                                    NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                                    LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                                  -------------------------------------------------------------------------------------
                                                             (Dollar Amounts in Thousands)
Total Loan Portfolio..........        20,813    $ 4,388,764         15,134   $  3,902,833         12,980    $ 3,701,651
Period of Delinquency
  30 to 59 days...............           303         56,489            221         45,326             80         18,542
  60 to 89 days...............            62         12,354             38          7,098             21          4,011
  90 days or more.............            66         16,163             55          9,585             15          2,980
Foreclosures Pending..........            68         14,099             53         11,232             26          5,253
Total Delinquent Loans........           499    $    99,105            367   $     73,241            142    $    30,786
Percent of Loan
    Portfolio.................        2.398%         2.258%         2.425%         1.877%         1.094%         0.832%

------------------------
o    The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

     The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.

                     JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                   AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED            YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                  -----------------    -----------------     -----------------
                                                (Dollar Amounts in Thousands)
Total Loan Portfolio ......       $      41,799,848    $      41,837,077     $      38,092,093
Average Portfolio Balance .       $      41,744,291    $      41,712,987     $      40,578,437
Foreclosed Loans ..........       $          36,732    $          18,166     $          11,865
Liquidated Foreclosed Loans       $          40,097    $          57,997     $          35,574
Foreclosed Loans Ratio ....                   0.088%               0.043%                0.031%
Gross Loss ................       $           6,022    $          16,608     $           9,085
Gross Loss Ratio ..........                   0.014%               0.040%                0.022%
Covered Loss ..............       $           3,549    $           6,438     $           5,451
Net Loss ..................       $           2,473    $          10,170     $           3,633
Net Loss Ratio ............                   0.006%               0.024%                0.009%
Excess Recovery ...........       $             333    $              39     $               5

                                   AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED            YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                  -----------------    -----------------     -----------------
                                                (Dollar Amounts in Thousands)
Total Loan Portfolio ......       $      29,652,506    $      19,562,648     $      17,633,235
Average Portfolio Balance .       $      34,185,451    $      23,080,737     $      17,999,485
Foreclosed Loans ..........       $          13,924    $           9,435     $           2,109
Liquidated Foreclosed Loans       $          30,193    $          28,302     $          16,609
Foreclosed Loans Ratio ....                   0.047%               0.048%                0.012%
Gross Loss ................       $           5,871    $           5,331     $           2,922
Gross Loss Ratio ..........                   0.017%               0.023%                0.016%
Covered Loss ..............       $           3,056    $           4,219     $           1,648
Net Loss ..................       $           2,816    $           1,112     $           1,274
Net Loss Ratio ............                   0.008%               0.005%                0.007%
Excess Recovery ...........       $             108    $              18     $              68

          JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                   AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED            YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                  -----------------    -----------------     -----------------
                                                (Dollar Amounts in Thousands)
Total Loan Portfolio ......       $       5,733,023    $       5,424,670     $       4,923,160
Average Portfolio Balance .       $       6,483,857    $       5,497,288     $       5,208,164
Foreclosed Loans ..........       $           7,705    $           2,749     $             841
Liquidated Foreclosed Loans       $           7,487    $          10,220     $           5,253
Foreclosed Loans Ratio ....                   0.134%               0.051%                0.017%
Gross Loss ................       $           1,142    $           4,343     $           1,657
Gross Loss Ratio ..........                   0.018%               0.079%                0.032%
Covered Loss ..............       $             561    $             895     $           1,202
Net Loss ..................       $             581    $           3,449     $             456
Net Loss Ratio ............                   0.009%               0.063%                0.009%
Excess Recovery ...........       $             148    $              25     $               0

                                   AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED            YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                  -----------------    -----------------     -----------------
                                                (Dollar Amounts in Thousands)
Total Loan Portfolio ......       $       4,388,764    $       3,902,833     $       3,701,651
Average Portfolio Balance .       $       4,572,334    $       4,082,685     $       3,702,764
Foreclosed Loans ..........       $           3,323    $           2,051     $             798
Liquidated Foreclosed Loans       $           3,685    $           5,319     $           2,680
Foreclosed Loans Ratio ....                   0.076%               0.053%                0.022%
Gross Loss ................       $           1,047    $           1,473     $             581
Gross Loss Ratio ..........                   0.023%               0.036%                0.016%
Covered Loss ..............       $             462    $             884     $             227
Net Loss ..................       $             585    $             589     $             353
Net Loss Ratio ............                   0.013%               0.014%                0.010%
Excess Recovery ...........       $               0    $               0     $              15

     The following shall supplement the information under the section entitled "Use of Proceeds":

     The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

     Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:42                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S2(POOL #  4806)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4806
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XFT5   147,645,182.00 123,676,492.05     5.250000  %  3,443,937.67
A-2     76111XFU2     7,133,000.00           0.00     5.250000  %          0.00
A-3     76111XFV0    50,000,000.00  44,870,524.87     5.000000  %  1,249,479.90
A-4     76111XFW8    50,000,000.00  44,870,524.87     5.500000  %  1,249,479.90
A-5     76111XFX6    13,000,000.00  13,520,924.86     5.250000  %          0.00
A-6     76111XFY4    17,500,000.00  17,500,000.00     5.200000  %          0.00
A-7     76111XFZ1    28,527,818.00  24,443,846.49     2.967500  %    588,374.33
A-8     76111XGA5             0.00           0.00     5.032500  %          0.00
A-9     76111XGB3    36,201,000.00  36,201,000.00     5.500000  %          0.00
A-P     76111XGC1     2,386,043.23   2,200,577.97     0.000000  %     10,180.52
A-V     76111XGD9             0.00           0.00     0.078927  %          0.00
R-I     76111XGE7           100.00           0.00     5.500000  %          0.00
R-II    76111XGF4           100.00           0.00     5.500000  %          0.00
M-1     76111XGG2     5,249,000.00   5,199,359.11     5.500000  %      5,668.28
M-2     76111XGH0     1,628,900.00   1,613,495.15     5.500000  %      1,759.01
M-3     76111XGJ6     1,086,000.00   1,075,729.47     5.500000  %      1,172.75
B-1     76111XGK3       724,000.00     717,152.98     5.500000  %        781.83
B-2     76111XGL1       543,000.00     537,864.74     5.500000  %        586.38
B-3     76111XGM9       362,000.57     358,577.05     5.500000  %        390.91

-------------------------------------------------------------------------------
                  361,986,143.80   316,786,069.61                  6,551,811.48
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       541,084.65  3,985,022.32            0.00       0.00    120,232,554.38
A-2             0.00          0.00            0.00       0.00              0.00
A-3       186,960.52  1,436,440.42            0.00       0.00     43,621,044.97
A-4       205,656.57  1,455,136.47            0.00       0.00     43,621,044.97
A-5             0.00          0.00       59,154.05       0.00     13,580,078.91
A-6        75,833.33     75,833.33            0.00       0.00     17,500,000.00
A-7        60,447.60    648,821.93            0.00       0.00     23,855,472.16
A-8       102,511.38    102,511.38            0.00       0.00              0.00
A-9       165,921.25    165,921.25            0.00       0.00     36,201,000.00
A-P             0.00     10,180.52            0.00       0.00      2,190,397.45
A-V        20,835.74     20,835.74            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        23,830.40     29,498.68            0.00       0.00      5,193,690.83
M-2         7,395.19      9,154.20            0.00       0.00      1,611,736.14
M-3         4,930.43      6,103.18            0.00       0.00      1,074,556.72
B-1         3,286.95      4,068.78            0.00       0.00        716,371.15
B-2         2,465.21      3,051.59            0.00       0.00        537,278.36
B-3         1,643.48      2,034.39            0.00       0.00        358,186.14

-------------------------------------------------------------------------------
        1,402,802.70  7,954,614.18       59,154.05       0.00    310,293,412.18
===============================================================================











































Run:        04/26/05     10:32:42
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S2(POOL #  4806)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4806
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     837.660196   23.325771     3.664763    26.990534   0.000000  814.334425
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3     897.410497   24.989598     3.739210    28.728808   0.000000  872.420899
A-4     897.410497   24.989598     4.113131    29.102729   0.000000  872.420899
A-5    1040.071143    0.000000     0.000000     0.000000   4.550312 1044.621454
A-6    1000.000000    0.000000     4.333333     4.333333   0.000000 1000.000000
A-7     856.842486   20.624583     2.118900    22.743483   0.000000  836.217903
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     922.270791    4.266700     0.000000     4.266700   0.000000  918.004091
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     990.542792    1.079878     4.539989     5.619867   0.000000  989.462914
M-2     990.542790    1.079876     4.539990     5.619866   0.000000  989.462914
M-3     990.542794    1.079880     4.539991     5.619871   0.000000  989.462914
B-1     990.542789    1.079876     4.539986     5.619862   0.000000  989.462914
B-2     990.542785    1.079871     4.539982     5.619853   0.000000  989.462914
B-3     990.542802    1.079888     4.539993     5.619881   0.000000  989.462914

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:42                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S2 (POOL #  4806)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4806
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       65,931.05
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    11,528.43

SUBSERVICER ADVANCES THIS MONTH                                        4,352.49
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     297,884.45

 (B)  TWO MONTHLY PAYMENTS:                                    1     297,366.47

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        154,877.38

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     310,293,412.19

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          728

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,147,135.42

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.97946100 %     2.50761200 %    0.50936420 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.91927100 %     2.53952659 %    0.52314830 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            7,239,723.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,619,861.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.84901258
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              346.20

POOL TRADING FACTOR:                                                85.71969328

Run:        04/26/05     10:57:31                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S2(POOL #  4806)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4806
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XFT5   147,645,182.00 120,232,554.38     5.250000  %  3,287,596.11
A-2     76111XFU2     7,133,000.00           0.00     5.250000  %          0.00
A-3     76111XFV0    50,000,000.00  43,621,044.97     5.000000  %  1,192,758.30
A-4     76111XFW8    50,000,000.00  43,621,044.97     5.500000  %  1,192,758.30
A-5     76111XFX6    13,000,000.00  13,580,078.91     5.250000  %          0.00
A-6     76111XFY4    17,500,000.00  17,500,000.00     5.200000  %          0.00
A-7     76111XFZ1    28,527,818.00  23,855,472.16     3.080000  %    561,369.99
A-8     76111XGA5             0.00           0.00     4.920000  %          0.00
A-9     76111XGB3    36,201,000.00  36,201,000.00     5.500000  %          0.00
A-P     76111XGC1     2,386,043.23   2,190,397.45     0.000000  %     14,857.57
A-V     76111XGD9             0.00           0.00     0.078348  %          0.00
R-I     76111XGE7           100.00           0.00     5.500000  %          0.00
R-II    76111XGF4           100.00           0.00     5.500000  %          0.00
M-1     76111XGG2     5,249,000.00   5,193,690.83     5.500000  %      5,721.53
M-2     76111XGH0     1,628,900.00   1,611,736.14     5.500000  %      1,775.54
M-3     76111XGJ6     1,086,000.00   1,074,556.72     5.500000  %      1,183.76
B-1     76111XGK3       724,000.00     716,371.15     5.500000  %        789.18
B-2     76111XGL1       543,000.00     537,278.36     5.500000  %        591.88
B-3     76111XGM9       362,000.57     358,186.14     5.500000  %        394.59

-------------------------------------------------------------------------------
                  361,986,143.80   310,293,412.18                  6,259,796.75
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       526,017.43  3,813,613.54            0.00       0.00    116,944,958.27
A-2             0.00          0.00            0.00       0.00              0.00
A-3       181,754.35  1,374,512.65            0.00       0.00     42,428,286.67
A-4       199,929.79  1,392,688.09            0.00       0.00     42,428,286.67
A-5             0.00          0.00       59,412.84       0.00     13,639,491.75
A-6        75,833.33     75,833.33            0.00       0.00     17,500,000.00
A-7        61,229.05    622,599.04            0.00       0.00     23,294,102.17
A-8        97,807.44     97,807.44            0.00       0.00              0.00
A-9       165,921.25    165,921.25            0.00       0.00     36,201,000.00
A-P             0.00     14,857.57            0.00       0.00      2,175,539.88
A-V        20,259.05     20,259.05            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        23,804.42     29,525.95            0.00       0.00      5,187,969.30
M-2         7,387.12      9,162.66            0.00       0.00      1,609,960.60
M-3         4,925.05      6,108.81            0.00       0.00      1,073,372.96
B-1         3,283.37      4,072.55            0.00       0.00        715,581.97
B-2         2,462.53      3,054.41            0.00       0.00        536,686.48
B-3         1,641.69      2,036.28            0.00       0.00        357,791.55

-------------------------------------------------------------------------------
        1,372,255.87  7,632,052.62       59,412.84       0.00    304,093,028.27
===============================================================================











































Run:        04/26/05     10:57:31
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S2(POOL #  4806)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4806
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     814.334425   22.266870     3.562713    25.829583   0.000000  792.067555
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3     872.420899   23.855166     3.635087    27.490253   0.000000  848.565733
A-4     872.420899   23.855166     3.998596    27.853762   0.000000  848.565733
A-5    1044.621454    0.000000     0.000000     0.000000   4.570218 1049.191673
A-6    1000.000000    0.000000     4.333333     4.333333   0.000000 1000.000000
A-7     836.217903   19.677985     2.146293    21.824278   0.000000  816.539918
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     918.004091    6.226865     0.000000     6.226865   0.000000  911.777226
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     989.462914    1.090025     4.535039     5.625064   0.000000  988.372890
M-2     989.462913    1.090024     4.535036     5.625060   0.000000  988.372890
M-3     989.462917    1.090028     4.535037     5.625065   0.000000  988.372890
B-1     989.462917    1.090028     4.535041     5.625069   0.000000  988.372890
B-2     989.462908    1.090018     4.535046     5.625064   0.000000  988.372890
B-3     989.462915    1.090026     4.535048     5.625074   0.000000  988.372890

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:31                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S2 (POOL #  4806)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4806
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       64,652.57
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    12,669.74

SUBSERVICER ADVANCES THIS MONTH                                        6,045.12
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3     874,739.55

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        154,877.38

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     304,093,028.27

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          715

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,858,400.17

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.91927100 %     2.55758000 %    0.51945530 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.85961800 %     2.58845226 %    0.53327820 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            7,239,723.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,619,861.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.84687454
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              344.90

POOL TRADING FACTOR:                                                84.00681448

Run:        04/07/05     13:16:10                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S2(POOL #  4806)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4806
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XFT5   147,645,182.00 116,944,958.27     5.250000  %  3,919,373.84
A-2     76111XFU2     7,133,000.00           0.00     5.250000  %          0.00
A-3     76111XFV0    50,000,000.00  42,428,286.67     5.000000  %  1,421,970.81
A-4     76111XFW8    50,000,000.00  42,428,286.67     5.500000  %  1,421,970.81
A-5     76111XFX6    13,000,000.00  13,639,491.75     5.250000  %          0.00
A-6     76111XFY4    17,500,000.00  17,500,000.00     5.200000  %          0.00
A-7     76111XFZ1    28,527,818.00  23,294,102.17     3.200000  %    670,364.26
A-8     76111XGA5             0.00           0.00     4.800000  %          0.00
A-9     76111XGB3    36,201,000.00  36,201,000.00     5.500000  %          0.00
A-P     76111XGC1     2,386,043.23   2,175,539.88     0.000000  %     18,029.69
A-V     76111XGD9             0.00           0.00     0.077053  %          0.00
R-I     76111XGE7           100.00           0.00     5.500000  %          0.00
R-II    76111XGF4           100.00           0.00     5.500000  %          0.00
M-1     76111XGG2     5,249,000.00   5,187,969.30     5.500000  %      5,745.92
M-2     76111XGH0     1,628,900.00   1,609,960.60     5.500000  %      1,783.11
M-3     76111XGJ6     1,086,000.00   1,073,372.96     5.500000  %      1,188.81
B-1     76111XGK3       724,000.00     715,581.97     5.500000  %        792.54
B-2     76111XGL1       543,000.00     536,686.48     5.500000  %        594.41
B-3     76111XGM9       362,000.57     357,791.55     5.500000  %        396.27

-------------------------------------------------------------------------------
                  361,986,143.80   304,093,028.27                  7,462,210.47
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       511,634.19  4,431,008.03            0.00       0.00    113,025,584.43
A-2             0.00          0.00            0.00       0.00              0.00
A-3       176,784.53  1,598,755.34            0.00       0.00     41,006,315.86
A-4       194,462.98  1,616,433.79            0.00       0.00     41,006,315.86
A-5             0.00          0.00       59,672.78       0.00     13,699,164.53
A-6        75,833.33     75,833.33            0.00       0.00     17,500,000.00
A-7        62,117.61    732,481.87            0.00       0.00     22,623,737.91
A-8        93,176.41     93,176.41            0.00       0.00              0.00
A-9       165,921.25    165,921.25            0.00       0.00     36,201,000.00
A-P             0.00     18,029.69            0.00       0.00      2,157,510.19
A-V        19,526.18     19,526.18            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        23,778.19     29,524.11            0.00       0.00      5,182,223.38
M-2         7,378.99      9,162.10            0.00       0.00      1,608,177.49
M-3         4,919.63      6,108.44            0.00       0.00      1,072,184.15
B-1         3,279.75      4,072.29            0.00       0.00        714,789.43
B-2         2,459.81      3,054.22            0.00       0.00        536,092.07
B-3         1,639.88      2,036.15            0.00       0.00        357,395.28

-------------------------------------------------------------------------------
        1,342,912.73  8,805,123.20       59,672.78       0.00    296,690,490.58
===============================================================================











































Run:        04/07/05     13:16:10
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S2(POOL #  4806)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4806
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     792.067555   26.545897     3.465296    30.011193   0.000000  765.521657
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3     848.565733   28.439416     3.535691    31.975107   0.000000  820.126317
A-4     848.565733   28.439416     3.889260    32.328676   0.000000  820.126317
A-5    1049.191673    0.000000     0.000000     0.000000   4.590214 1053.781887
A-6    1000.000000    0.000000     4.333333     4.333333   0.000000 1000.000000
A-7     816.539918   23.498617     2.177440    25.676057   0.000000  793.041301
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     911.777227    7.556313     0.000000     7.556313   0.000000  904.220914
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     988.372889    1.094669     4.530042     5.624711   0.000000  987.278220
M-2     988.372891    1.094671     4.530045     5.624716   0.000000  987.278220
M-3     988.372888    1.094669     4.530046     5.624715   0.000000  987.278220
B-1     988.372888    1.094669     4.530041     5.624710   0.000000  987.278220
B-2     988.372897    1.094678     4.530037     5.624715   0.000000  987.278220
B-3     988.372887    1.094667     4.530048     5.624715   0.000000  987.278220

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:16:10                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S2 (POOL #  4806)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4806
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       63,364.59
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,318.10

SUBSERVICER ADVANCES THIS MONTH                                       17,242.49
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     6   2,832,514.44

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        154,877.38

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     296,690,490.57

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          699

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    7,065,584.44

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.85961800 %     2.60710400 %    0.52946300 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.78444800 %     2.65009674 %    0.54604300 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            7,239,723.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,619,861.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.84674880
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              343.80

POOL TRADING FACTOR:                                                81.96183629

Run:        04/25/05     12:55:10                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S2(POOL #  4806)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4806
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XFT5   147,645,182.00 113,025,584.43     5.250000  %  4,041,728.38
A-2     76111XFU2     7,133,000.00           0.00     5.250000  %          0.00
A-3     76111XFV0    50,000,000.00  41,006,315.86     5.000000  %  1,466,361.72
A-4     76111XFW8    50,000,000.00  41,006,315.86     5.500000  %  1,466,361.72
A-5     76111XFX6    13,000,000.00  13,699,164.53     5.250000  %          0.00
A-6     76111XFY4    17,500,000.00  17,500,000.00     5.200000  %          0.00
A-7     76111XFZ1    28,527,818.00  22,623,737.91     3.400000  %    691,451.79
A-8     76111XGA5             0.00           0.00     4.600000  %          0.00
A-9     76111XGB3    36,201,000.00  36,201,000.00     5.500000  %          0.00
A-P     76111XGC1     2,386,043.23   2,157,510.19     0.000000  %      8,163.89
A-V     76111XGD9             0.00           0.00     0.077603  %          0.00
R-I     76111XGE7           100.00           0.00     5.500000  %          0.00
R-II    76111XGF4           100.00           0.00     5.500000  %          0.00
M-1     76111XGG2     5,249,000.00   5,182,223.38     5.500000  %      5,765.40
M-2     76111XGH0     1,628,900.00   1,608,177.49     5.500000  %      1,789.15
M-3     76111XGJ6     1,086,000.00   1,072,184.15     5.500000  %      1,192.84
B-1     76111XGK3       724,000.00     714,789.43     5.500000  %        795.23
B-2     76111XGL1       543,000.00     536,092.07     5.500000  %        596.42
B-3     76111XGM9       362,000.57     357,395.28     5.500000  %        397.62

-------------------------------------------------------------------------------
                  361,986,143.80   296,690,490.58                  7,684,604.16
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       494,486.93  4,536,215.31            0.00       0.00    108,983,856.05
A-2             0.00          0.00            0.00       0.00              0.00
A-3       170,859.65  1,637,221.37            0.00       0.00     39,539,954.14
A-4       187,945.61  1,654,307.33            0.00       0.00     39,539,954.14
A-5             0.00          0.00       59,933.84       0.00     13,759,098.37
A-6        75,833.33     75,833.33            0.00       0.00     17,500,000.00
A-7        64,100.59    755,552.38            0.00       0.00     21,932,286.12
A-8        86,724.33     86,724.33            0.00       0.00              0.00
A-9       165,921.25    165,921.25            0.00       0.00     36,201,000.00
A-P             0.00      8,163.89            0.00       0.00      2,149,346.30
A-V        19,186.64     19,186.64            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        23,751.86     29,517.26            0.00       0.00      5,176,457.98
M-2         7,370.81      9,159.96            0.00       0.00      1,606,388.34
M-3         4,914.18      6,107.02            0.00       0.00      1,070,991.31
B-1         3,276.12      4,071.35            0.00       0.00        713,994.20
B-2         2,457.09      3,053.51            0.00       0.00        535,495.65
B-3         1,638.06      2,035.68            0.00       0.00        356,997.66

-------------------------------------------------------------------------------
        1,308,466.45  8,993,070.61       59,933.84       0.00    289,065,820.26
===============================================================================











































Run:        04/25/05     12:55:10
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S2(POOL #  4806)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4806
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     765.521657   27.374604     3.349157    30.723761   0.000000  738.147053
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3     820.126317   29.327234     3.417193    32.744427   0.000000  790.799083
A-4     820.126317   29.327234     3.758912    33.086146   0.000000  790.799083
A-5    1053.781887    0.000000     0.000000     0.000000   4.610295 1058.392182
A-6    1000.000000    0.000000     4.333333     4.333333   0.000000 1000.000000
A-7     793.041301   24.237809     2.246950    26.484759   0.000000  768.803493
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     904.220914    3.421518     0.000000     3.421518   0.000000  900.799396
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     987.278220    1.098381     4.525026     5.623407   0.000000  986.179840
M-2     987.278219    1.098379     4.525023     5.623402   0.000000  986.179840
M-3     987.278219    1.098379     4.525028     5.623407   0.000000  986.179840
B-1     987.278223    1.098384     4.525028     5.623412   0.000000  986.179840
B-2     987.278219    1.098379     4.525028     5.623407   0.000000  986.179840
B-3     987.278208    1.098368     4.525020     5.623388   0.000000  986.179840

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:10                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S2 (POOL #  4806)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4806
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       61,530.18
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,067.40

SUBSERVICER ADVANCES THIS MONTH                                        4,992.75
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4     686,264.33

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        154,877.38

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     289,065,820.26

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          679

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    7,294,419.89

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.78444800 %     2.66950900 %    0.54207220 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.70276000 %     2.71697208 %    0.55991470 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,370,144.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,913,451.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.84412108
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              342.90

POOL TRADING FACTOR:                                                79.85549315